Exhibit 99.1

ACI Worldwide, Inc.
120 Broadway - Suite 3350
New York, NY 10271
646.348.6700
FAX 212.479.4000	News Release

Investors Contact:	Media Contact:
Tamar Gerber	Jim Maxwell
Vice President, Investor Relations	Manager, Public Relations
646.348.6706	402- 390-8906

FOR IMMEDIATE RELEASE

ACI Worldwide, Inc. Announces Annual Meeting of Stockholders
for June 10, 2008

(NEW YORK — March 5, 2008) —   ACI Worldwide, Inc. (NASDAQ: ACIW) today announced that its 2008 Annual Meeting of Stockholders will be held on Tuesday, June 10, 2008. The meeting will begin at 8:30 a.m. EDT at the NASDAQ Marketsite located at 4 Times Square (43rd Street and Broadway) in New York, New York.

Stockholders of record at the close of business on April 14, 2008 are entitled to notice of, and to vote at, the 2008 Annual Meeting of Stockholders or at any adjournments or postponements of the meeting. ACIW currently expects to begin mailing proxy materials (including the Annual Report and Proxy Statement) on or about April 21, 2008.

Stockholders will be able to vote in one of four ways: by Internet, by telephone, by written proxy card, or by written ballot at the meeting. Explanations of each will be provided in the Proxy Statement.

About ACI Worldwide, Inc.

Every second of every day, ACI Worldwide solutions are at work processing electronic payments, managing risk, automating back office systems and providing application infrastructure services.   ACI is a leading international provider of solutions for banking, retail and cross-industry systems.  ACI serves more than 800 customers in 84 countries including many of the world’s largest financial institutions, retailers and payment processors.  Visit ACI Worldwide at www.aciworldwide.com.            -end-